The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated July 15, 2025

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283367

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Preliminary Prospectus dated November 20, 2024)

BTC DIGITAL LTD.

[●] Ordinary Shares

Pre-Funded Warrants to purchase [●] ordinary shares

We are offering [●] of our ordinary shares, par value US$0.06 per share (“Ordinary Shares”), and pre-funded warrants (“Pre-Funded Warrants”) to purchase [●] ordinary shares, directly to certain institutional investors pursuant to this prospectus supplement (the “Investors”), the accompanying prospectus and a securities purchase contract dated July 15, 2025 (the “Purchase Agreement”), at a purchase price of $[●] per Ordinary Share and $[●] per Pre-Funded Warrants, respectively (the “Offering”). Each Pre-Funded Warrant will have an exercise price of $0.00001 per share and will be exercisable upon issuance until exercised in full, and is subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the section of this prospectus titled “Description of the Securities We Are Offering.” In this prospectus supplement, references to the term “securities” refers collectively to our Ordinary Shares and the Pre-Funded Warrants. You should carefully read this prospectus supplement and the accompanying prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus before you purchase any of the securities offered hereby.

We have retained Aegis Capital Corp. (the “Placement Agent”) to act as our placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We will pay the Placement Agent a cash fee of 7.0% of the gross proceeds raised in the offering. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information regarding these arrangements.

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “BTCT.” On July 15, 2025, the last reported sales price for our ordinary shares was $[●] per share. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

	Per Ordinary Share		Per Pre-Funded Warrant		Total
Offering price	$	[●]	$	[●]	$	[●]
Placement Agent fees(1)	$	[●]	$	[●]	$	[●]
Proceeds before expenses(2), to us	$	[●]	$	[●]	$	[●]

(1)	We have agreed to pay the Placement Agent a cash commission equal to 7.0% of the aggregate proceeds from the sale of the Ordinary Shares and Pre-Funded Warrants sold in this offering.

(2)	We have agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” beginning on page S-17 for additional information regarding the compensation to be paid to the underwriter.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and “Risk Factors” beginning on page 2 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Ordinary Shares and Pre-Funded Warrants are expected to be delivered against payment in New York, New York on or about July 16, 2025, subject to customary closing conditions.

Aegis Capital Corp.

The date of this prospectus supplement is July 15, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. We are offering Ordinary Shares and Pre-Funded Warrants in this offering. Other than the Ordinary Shares and Pre-Funded Warrants being sold in this offering, and approximately $8.87 million of Ordinary Shares and approximately $12.95 million of Pre-Funded Warrants sold pursuant to a prospectus supplement dated December 6, 2024, we have not sold any securities under this shelf registration statement.

This prospectus supplement, together with the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, includes all material information relating to this offering. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before buying any securities in this offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectuses we may provide to you in connection with this offering. Neither we nor any underwriters have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. If different information is given or different representations are made, you may not rely on that information or those representation as having been authorized by us or any underwriters. You may not imply from the delivery of this prospectus supplement and the accompanying prospectus, nor from a sale made under this prospectus supplement and the accompanying prospectus, that our affairs are unchanged since the date of this prospectus supplement and the accompanying prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of a security. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the securities.

In this prospectus supplement, unless the context otherwise requires, the terms “BTC,” “BTC Digital,” the “Company,” “we,” “us,” and “our” refer to BTC Digital Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

S-ii

FORWARD LOOKING STATEMENT

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this prospectus supplement and the accompanying prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations described in the forward-looking statements we make. You are cautioned that these forward-looking statements are subject to risks, uncertainties and assumptions that are referenced in the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein.

You should read this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus supplement, the accompanying prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus, to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus supplement incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement and the information incorporated by reference herein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidate include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our Ordinary Shares, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

OUR COMPANY

Our Business

Through the operating entities, we are a crypto asset technology company based in the U.S. with a focus on bitcoin mining. We also generate revenue through mining machines resale and rental business operations. For the fiscal year ended December 31, 2024, we generated a substantial majority of our revenue from bitcoin mining and mining machines resale. We store all of our bitcoins mined in hot wallets, or cryptocurrency wallets connected to the internet, and may from time to time exchange bitcoins mined for fiat currency to generate cash flow to fund our subsidiaries’ business operations. We attribute our growth since we launched our crypto asset business in 2022 to our competitive strengths in diversified revenue streams, dedicated team and efforts towards regulatory compliance, and our experienced and visionary management team.

No CSRC Filing Requirement

On February 17, 2023, China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and the relevant five guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Trial Measures provides that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. As advised by Allbright Law Offices, our counsel as to PRC law, as of the date of this prospectus, in connection with this offering, under current PRC laws, regulations and rules, we are not required to submit applications for the approval of the CSRC based on the facts that (i) we are a company incorporated in the Cayman Islands, with 50% or more of our operating revenue, total profit, total assets or net assets in the fiscal year ended December 31, 2024 generated outside of mainland China; (ii) our business activities are not primarily conducted in mainland China, the main places of the our business are located in mainland China; and the majority of senior management staff of the Company in charge of its business operations and management are PRC citizens and have their usual places of residence located in mainland China.

Corporate Information

We were formed as a Cayman Islands exempted company on September 27, 2019. We were formed to serve as a holding company after consummation of a series of mergers. Prior to the mergers, we owned no material assets and did not operate any business. Our principal executive office is located at 61 Robinson Road Level 6 & 7, #738, Singapore 068893 and our telephone number is +65 6022 2515. You can find more information about our corporate information in our Annual Report on Form 20-F for our fiscal year ended December 31, 2024 and in any other documents that we file (not furnish) with the SEC in the future, together with all of the other information appearing or incorporated by reference in this prospectus.

THE OFFERING

Securities offered by us	[●] Ordinary Shares
Pre-Funded Warrants to purchase [●] Ordinary Shares

Offering Price	$[●] per Ordinary Share and $[●] per Pre-Funded Warrant

Ordinary Shares to be outstanding immediately after the offering	[●] Ordinary Shares, assuming exercise of all Pre-Funded Warrants being offered herein

Lock-Up

Our directors, officers and the holders of 10% of our outstanding Ordinary Shares have agreed to enter into lock-ups restricting the transfer of shares of or relating to our share capital for 90 days after the closing of this offering, subject to certain exceptions.

We will not, without the prior written consent of the Investors, for a period of 90 days after the closing of this offering, (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof, subject to certain exceptions. See “Plan of Distribution” for more information.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting the Placement Agent fees and estimated offering expenses payable by us, will be approximately $[●] million.

We currently intend to use the net proceeds from this offering, together with our existing cash, for the purchase of Ethereum. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares.

Nasdaq Capital Market symbol	“BTCT”

Except as otherwise indicated, all information in this prospectus supplement assumes the following:

●	no exercise of any warrants;

●	no exercise by the underwriter of its option to purchase additional shares.

RISK FACTORS

Investing in our securities involves significant risks. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the section entitled “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the Placement Agent fees and estimated offering expenses payable by us, will be approximately $[●] million.

We intend to use the net proceeds from the sale of securities under this prospectus, together with our existing cash, for the purchase of Ethereum.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024 on an actual basis and on an as adjusted basis to give effect to the issuance and sale of (a) [●] shares of our Ordinary Shares in this offering at an offering price of $[●] per share, and (b) Pre-Funded Warrants to purchase [●] Ordinary Shares at an offering price of $[●] per Pre-Funded Warrant, after deducting the Placement Agent fees and estimated expenses payable by us.

You should read this table together with our consolidated financial statements and other financial information incorporated by reference herein.

As of December 31, 2024
(in thousands, except share data)	Actual		As Adjusted
Cash and cash equivalents	$	[●]	$	[●]
Stockholders’ equity:
Ordinary shares (US$0.06 par value; 25,000,000 shares authorized; 6,434,040 shares issued outstanding as of December 31, 2024; and [●] shares outstanding on a pro forma as adjusted basis as of December 31, 2024)		[●]		[●]
Additional paid-in capital		[●]		[●]
Accumulated deficit		[●]		[●]
Total stockholders’ equity		[●]		[●]

Total capitalization	$	[●]	$	[●]

The number of shares of Ordinary Shares to be outstanding immediately after this offering is based on 6,434,040 Ordinary Shares outstanding as of December 31, 2024, and excludes:

●	10% of our issued and outstanding Ordinary Shares as of December 31, 2024 issuable upon exercise of outstanding stock options pursuant to the 2020 share incentive plan; and

●	8,860 shares of Ordinary Shares issuable upon exercise of outstanding warrants to purchase Ordinary Shares.

DILUTION

If you purchase shares of our Ordinary Shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our Ordinary Shares immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of Ordinary Shares outstanding as of December 31, 2024, into our total tangible assets less total liabilities.

Our historical net tangible book value as of December 31, 2024, was approximately $[●] million, or $[●] per share, based on 6,434,040 shares of our Ordinary Shares outstanding as of that date. You should read this table together with our financial statements and related notes in our Annual Report on Form 20 -F for the year ended December 31, 2024.

After giving effect to the sale of [●] shares of Ordinary Shares at a public offering price of $[●] per share and the sale of Pre-Funded Warrants to purchase [●] Ordinary Shares for $[●] per share, and after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024, would have been approximately $[●] million, or $[●] per share. This represents an immediate decrease in net tangible book value of $[●] per share to existing stockholders and immediate dilution of $[●] per share to investors in this offering, as illustrated by the following table:

Public offering price per share	$	[●]
Net tangible book value per share as of December 31, 2024	$	[●]
Decrease in net tangible book value per share attributable to investors participating in this offering	$	[●]
As adjusted net tangible book value per share after giving effect to this offering	$	[●]
Dilution per share to investors in this offering	$	[●]

The number of shares of Ordinary Shares to be outstanding immediately after this offering is based on 6,434,040 Ordinary Shares outstanding as of December 31, 2024, and excludes:

●	10% of our issued and outstanding Ordinary Shares as of December 31, 2024 issuable upon exercise of outstanding stock options pursuant to the 2020 share incentive plan; and

●	8,860 shares of Ordinary Shares issuable upon exercise of outstanding warrants to purchase Ordinary Shares.

To the extent that outstanding options are exercised or other shares are issued pursuant to the foregoing, investors purchasing shares of our Ordinary Shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our shareholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our currently effective amended and restated memorandum of association (the “Memorandum of Association”) and amended and restated articles of association (together with the Memorandum of Association, the “Memorandum and Articles of Association”), and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

Our ordinary shares are listed and traded on The Nasdaq Capital Market under the ticker symbol “BTCT” and are registered under Section 12(b) of the Exchange Act.

We are offering through this prospectus supplement and the accompanying prospectus [●] Ordinary Shares and [●] Pre-Funded Warrants.

Description of Ordinary Shares

The following is a summary of material provisions of our Memorandum and Articles of Association, as well as the Companies Act insofar as they relate to the material terms of our ordinary shares.

Type and Class of Securities

Each ordinary share has a par value of US$0.06 each. The number of Ordinary Shares that have been issued as of the date of this prospectus, excluding the securities offered hereby, is 7,516,975. Our Ordinary Shares may be held in either certificated or uncertificated form.

Preemptive Rights

The Ordinary Shares are not subject to any pre-emptive or similar rights under the Companies Act or pursuant to the Memorandum and Articles of Association.

Limitations or Qualifications

Each ordinary share entitles the holder thereof to one vote on all matters subject to the vote at general meetings of our company, voting together as one class.

Rights of Other Types of Securities

Not applicable.

Rights of ordinary shares

Ordinary Shares

Our authorized share capital is US$1,500,000 divided into 25,000,000 Ordinary Shares, par value $0.06 per share. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Shareholders who are non-residents of the Cayman Islands may freely hold and transfer their Ordinary Shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our Memorandum and Articles of Association provide that dividends may be declared and paid out of funds of our Company that are lawfully available for such purpose under Cayman Islands law. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act, provided that immediately following the distribution or dividend payment, the Company shall be able to pay its debts as they fall due in the ordinary course of business.

Voting Rights

In respect of all matters subject to a shareholders’ vote, holders of Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each ordinary share shall be entitled to one vote on all matters subject to the vote at our general meetings. Voting at any meeting of shareholders shall be conducted by show of hands unless a poll is demanded. A poll may be demanded by either (i) the chairman of such meeting or (ii) any one or more shareholders representing not less than 10% of the total voting rights of all shareholders present in person or by proxy who are entitled to vote at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting, and may also be passed by a unanimous written resolution. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to our Memorandum and Articles of Association to be in effect.

Transfer of Ordinary Shares

The instrument of transfer of any Ordinary Share shall be in writing and in any usual or common form or in a form prescribed by Nasdaq or such other form approved by our board of directors and be executed by or on behalf of the transferor or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by electronic machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that our board of directors may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so.

Our board of directors may, in its absolute discretion, and without giving any reason therefore, decline to register any transfer of any Ordinary Share that has not been fully paid up, issued under any share incentive plan for employees upon which a restriction on transfer still subsists, or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

a)	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof;

b)	the instrument of transfer is in respect of only one class of shares;

c)	the instrument of transfer is lodged at the registered office or such other place at which our register of members is kept, accompanied by any relevant share certificate(s) and/or such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

d)	if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuses to register a transfer, it shall, within three months after the date on which the instrument of transfer was lodged with us, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice requirement of Nasdaq, be suspended and our register of members closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may from time to time determine.

Liquidation

On the winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days in advance. The notice shall name a further day on or before which the payment required by the notice is to be made and where the payment is required to be made to.

If a call remains unpaid after it has become due and payable our board of directors may give to such shareholder a 14 clear days’ notice:

a)	requiring payment of the unpaid amount together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

b)	stating that if such notice is not complied with the shares on which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which such notice has been given any at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of our board of directors to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed by at least two-thirds of the votes cast by holders of the shares of that class present and voting at a separate general meeting of such class. The necessary quorum shall be one or more persons holding or representing by proxy at least one-third of the voting power of the issued shares of the relevant class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or subsequent to them or the redemption or purchase of any shares of any class by our company.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under our Memorandum and Articles of Association that limit the right of non-resident or foreign owners to hold or vote Ordinary Shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Ownership Threshold

There are no provisions under the Companies Act or under the Memorandum and Articles of Association that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The Companies Act is modelled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company, requiring at least two-thirds of the votes cast at a general meeting.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our directors, secretary and other officers for the time being of our company and our liquidator or trustees (if any) for the time being acting in relation to any of the affairs of our company and each of them, and each of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of our company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to our company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to our company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Anti-Takeover Provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favourable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Memorandum and Articles of Association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings or allow our shareholders to requisition a shareholders’ meeting. Our Memorandum and Articles of Association allow our shareholders to requisition shareholders’ meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Under our Memorandum and Articles of Association, directors may be removed by an ordinary resolution of shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, under Cayman Islands law, directors have fiduciary duties and statutory duties of care, skill and diligence. Any transaction between a company and its significant shareholders must be approved by the directors in accordance with their fiduciary duties, entered into bona fide in the best interests of the company, be for a proper corporate purpose and not constitute a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution passed by not less than two-thirds of shareholders voting at a general meeting.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to our Memorandum and Articles of Association and applicable Cayman Islands law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	divide the shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by our shareholders, as the board of directors may determine;

●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by the our Memorandum of Association; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Ordinary Shares so cancelled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Pre-Funded Warrants issued in this Offering

The following summary of certain terms and provisions of the Pre-Funded Warrants being offered in this offering is not complete and is subject to, and qualified in its entirety by the provisions of the form of Pre-Funded Warrant, which will be filed with the Securities and Exchange Commission as an exhibit to a report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Exercisability

The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the offer and sale of the Ordinary Shares underlying the Pre-Funded Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full of the exercise price of $0.00001 per share in immediately available funds for the number of the Ordinary Shares purchased upon such exercise. Alternatively, the holder may elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of the Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrant. No fractional Ordinary Shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will, at its option, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation

A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% of the number of the Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price

The exercise price per whole share of the Ordinary Shares purchasable upon exercise of the Pre-Funded Warrants is $0.00001. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Ordinary Shares, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Governing Law

The Pre-Funded Warrants are governed by New York law.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our counsel with respect to the laws of the Cayman Islands has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Our counsel has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

PLAN OF DISTRIBUTION

Aegis Capital Corp., or Aegis, has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated July 15, 2025 between Aegis and us. Aegis is not purchasing or selling any securities offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities offered. The placement agent has agreed to use reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of the securities offered pursuant to this prospectus supplement. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering.

In connection with the offering, we entered into a securities purchase agreement with each purchaser. This agreement includes representations and warranties by us and each purchaser. The public offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the purchasers and us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the securities purchase agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing.

The securities being offered pursuant to this prospectus supplement and the accompanying prospectus are being bought by certain accredited investors pursuant to the securities purchase agreement, with Aegis Capital Corp. acting as placement agent in connection with this offering.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to seven percent (7.0%) of the gross proceeds of this offering. We have also agreed to reimburse the Placement Agent for reasonable legal fees and disbursements incurred by the placement agent not to exceed an aggregate of $100,000. We estimate that the total expenses payable by us in connection with this offering, other than the placement agent fees referred to above, will be approximately $[●].

Discretionary Accounts

Aegis has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors, employees and holders of at least 10% of our Company’s Ordinary Shares and securities exercisable for or convertible into its Ordinary Shares outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned (or any Affiliate of the undersigned) or with respect to which the undersigned (or any Affiliate of the undersigned) has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities

The placement agent, in its sole discretion, may release the Ordinary Shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Ordinary Shares and other securities from lock-up agreements, the placement agent will consider, among other factors, the holder’s reasons for requesting the release, the number of Ordinary Shares and other securities for which the release is being requested and market conditions at the time.

Company Standstill

We have agreed, for a period of ninety (90) days after the closing date of the offering (the “Standstill Period”), that without the prior written consent of the Investors, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of this offering.

Right of First Refusal

If, for the period beginning on the closing date of this offering and ending six (6) months after the ending date of the current Right of First Refusal in place between the Company and Aegis, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction.

Notwithstanding the foregoing, the decision to accept our engagement shall be made by Aegis or one of its affiliates, by a written notice to us, within ten (10) Business Days after the receipt of our notification of financing needs, including a detailed term sheet. Aegis’s determination of whether in any case to exercise its right of first refusal will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If Aegis waives its right of first refusal, any deviation from such terms shall void the waiver and require us to seek a new waiver from the right of first refusal.

Other Relationships

The placement agent is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the placement agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

The placement agent and its affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the accounts of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Potential Conflicts of Interest

The placement agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company.

Trading Market

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BTCT.” We do not intend to apply for listing of the Pre-funded Warrants on any securities exchange or other nationally recognized trading system.

TAXATION

Material Cayman Islands Tax Considerations

The following discussion is a summary of the material Cayman Islands tax considerations relating to the purchase, ownership and disposition of our securities. There is, at present, no direct taxation in the Cayman Islands and interest, dividends and gains payable to the Company will be received free of all Cayman Islands taxes. The Company has received an undertaking from the Government of the Cayman Islands to the effect that, for a period of twenty years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising under the Company, or to the shareholders thereof, in respect of any such property or income.

No stamp duty in the Cayman Islands is payable in respect of the issue of any Ordinary Shares or an instrument of transfer in respect of an Ordinary Share.

Material United States Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) relating to the purchase, ownership, and disposition of our Ordinary Shares and Pre-Funded Warrants (the “Warrants”), which we collectively refer to as our “securities,” but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our securities.

This discussion is limited to holders who hold our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding our securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers, or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our securities under the constructive sale provisions of the Code;

●	persons subject to the special tax accounting rules of as a result of any item of gross income with respect to our securities being taken into account in an “applicable financial statement” (as defined in the Code);

●	persons who hold or receive our securities pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans; and

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity (or other arrangement) treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our securities that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions.

If we make distributions, the gross amount of distributions made with respect to the Ordinary Shares generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. The dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will generally be eligible for the dividends received deduction if the requisite holding period is satisfied. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Ordinary Shares (but not below zero), and to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Ordinary Shares, as described under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities” below.

With respect to non-corporate U.S. Holders and with certain exceptions, dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. If the holding period requirements are not satisfied, corporate U.S. Holders may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities.

Upon a sale or other taxable disposition of our securities, a U.S. Holder generally will recognize capital gain or loss. Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities so disposed of. A U.S. Holder’s adjusted tax basis in its securities generally will equal the U.S. Holder’s adjusted cost less, in the case of a share Ordinary Share, any prior distributions treated as a return of capital.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the securities so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the securities would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Exercise, Lapse, or Redemption of a Warrant.

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of Ordinary Share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in a share of our Ordinary Share received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s purchase price for the Warrant and the exercise price. The U.S. Holder’s holding period for the share of Ordinary Share received upon exercise of the Warrant generally will commence on the date of exercise of the Warrant or the date following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the share of Ordinary Share received would equal the holder’s basis in the Warrants used to effect the cashless exercise. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the Ordinary Share generally would be treated as commencing on the date following the date of exercise (or possibly the date of exercise of the Warrant). If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Share would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder could be deemed to have surrendered Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants deemed to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the Ordinary Shares received would equal the sum of the U.S. Holder’s purchase price for the Warrants deemed exercised and the exercise price of such Warrants. A U.S. Holder’s holding period for the Ordinary Shares in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus supplement entitled “Description of the Securities We are Offering — Pre-Funded Warrants issued in this Offering” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities.”

Possible Constructive Distributions.

The terms of each Warrant provide for an adjustment to the number of shares of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. U.S. Holders of Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Warrant holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Ordinary Share that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property such as other securities to the holders of our Ordinary Share which is taxable to such holders of our Ordinary Share as a distribution. Such constructive distributions would generally be subject to tax in the same manner as if the U.S. Holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of Warrants not exempt from information reporting. Proposed Treasury Regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding.

Distributions with respect to the Ordinary Share to a U.S. Holder, regardless of whether such distributions constitute dividends, and proceeds from the sale, exchange or redemption of the securities by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our securities that is not a U.S. Holder.

Taxation of Distributions.

If we do make distributions of cash or property on our Ordinary Shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Ordinary Share, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain or Loss on Sale, Taxable Exchange, or other Taxable Disposition of Securities.

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our securities unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our securities constitute U.S. real property interests (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our securities, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Exercise, Lapse or Redemption of a Warrant.

The U.S. federal income tax characterization of the exercise, redemption or lapse of a Warrant held by a Non-U.S. Holder generally will follow the U.S. federal income tax characterization of the exercise, redemption or lapse of a Warrant by a U.S. Holder, as described above “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, and the tax consequences of such characterizations will be as set forth above and below in this “Non-U.S. Holders” section.

If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus supplement entitled “Description of the Securities We are Offering — Pre-Funded Warrants issued in this Offering” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the Non-U.S. Holder, taxed as described above under “Non U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities.”

Possible Constructive Distributions.

The terms of each Warrant provide for an adjustment to the number of shares of Ordinary Share for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. Non-U.S. Holders of Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Non-U.S. Holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Ordinary Share that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property such as other securities to the holders of shares of our Ordinary Share, which is taxable to such holders of our Ordinary Share as a distribution. Such constructive distribution to a Non-U.S. Holder of Warrants would be treated as if such Non-U.S. Holder had received a cash distribution from us equal to the fair market value of such increased interest (taxed as described above under “Non U.S. Holders — Taxation of Distributions”). For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of Warrants not exempt from information reporting. Proposed Treasury Regulations, which taxpayers may generally rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding.

Payments of dividends on our Ordinary Share will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Ordinary Share paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our securities within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts.

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on (i) dividends on our Ordinary Share, and (ii) subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Ordinary Share and Warrants, or constructive distributions deemed paid, if any, with respect to our Warrants, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Ordinary Share and, under certain circumstances, constructive distributions, if any, on our securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective purchasers should consult their tax advisors regarding the potential application of withholding under FATCA to their purchase of our securities.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR SECURITIES BASED ON THE INVESTOR’S CIRCUMSTANCES.

Legal Matters

We are being represented by VCL Law LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Additional legal matters may be passed on for the underwriter by Kaufman & Canoles, P.C.

Experts

Audit Alliance LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Audit Alliance LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents that we may file with the SEC after the date hereof but prior to the effectiveness of this Registration Statement, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 30, 2025;

●	Our reports on Form 6-K, filed with the SEC on February 20, 2025, March 28, 2025, May 7, 2025, July 10, 2025, July 11, 2025, and July 14, 2025;

●	Our definitive proxy statement filed with the SEC on June 27, 2025; and

●	The description of our ordinary share contained in our registration statement on Form F-1, filed with the SEC on September 7, 2022, as amended by Amendment No. 1 thereto, filed with the SEC on December 15, 2022.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

BTC Digital Ltd.

61 Robinson Road Level 6 & 7

#738, Singapore 068893

+65 6022 2515

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual report, reports on Form 6-K, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

PROSPECTUS

BTC DIGITAL LTD.

Up to US$150,000,000 of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants, Rights and Units

We may, from time to time, in one or more offerings, offer and sell up to US$150,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.06 per share, preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. We will provide specific terms of any offered securities and offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 20 of this prospectus.

The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, as of the date of this prospectus, was approximately US$81.5 million, which was calculated based on 4,128,714 ordinary shares held by non-affiliates and the per share price of US$19.75, which was the closing price of our ordinary shares on November 14, 2024.

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “BTCT.” On November 20, 2024, the last reported sales price for our ordinary shares was $18.10 per share. Some of our warrants are listed on Nasdaq under the symbol “BTCTW.” On November 20, 2024, the last reported sale price of the warrants was US$0.0761per warrant. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion before investing in our securities.

Securities may be sold by us through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $150,000,000 as described in this prospectus. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement containing specific information about the terms of the offering. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before buying any securities in this offering.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we, nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. If different information is given or different representations are made, you may not rely on that information or those representation as having been authorized by us, any agent, underwriter or dealer. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “BTC,” “BTC Digital,” the “Company,” “we,” “us,” and “our” refer to BTC Digital Ltd., a Cayman Islands exempted company.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

ii

FORWARD LOOKING STATEMENT

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations described in the forward-looking statements we make. You are cautioned that these forward-looking statements are subject to risks, uncertainties and assumptions that are referenced in the sections entitled “Risk Factors” in this prospectus and in the documents incorporated by reference herein.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus and the information incorporated by reference herein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidate include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

iii

OUR COMPANY

Our Business

Through the operating entities, we are a crypto asset technology company based in the U.S. with a focus on bitcoin mining. We also generate revenue through mining machines resale and rental business operations. For the fiscal year ended December 31, 2023, we generated a substantial majority of our revenue from bitcoin mining. We store all of our bitcoins mined in hot wallets, or cryptocurrency wallets connected to the internet, and may from time to time exchange bitcoins mined for fiat currency to generate cash flow to fund our subsidiaries’ business operations. We attribute our growth since we launched our crypto asset business in 2022 to our competitive strengths in diversified revenue streams, dedicated team and efforts towards regulatory compliance, and our experienced and visionary management team.

No CSRC Filing Requirement

On February 17, 2023, China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and the relevant five guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Trial Measures provides that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. As advised by Allbright Law Offices, our counsel as to PRC law, as of the date of this prospectus, in connection with this offering, under current PRC laws, regulations and rules, we are not required to submit applications for the approval of the CSRC based on the facts that (i) we are a company incorporated in the Cayman Islands, with 50% or more of our operating revenue, total profit, total assets or net assets in the fiscal year ended December 31, 2023 generated outside of mainland China; (ii) our business activities are not primarily conducted in mainland China, the main places of the our business are located in mainland China; and the majority of senior management staff of the Company in charge of its business operations and management are PRC citizens and have their usual places of residence located in mainland China.

Corporate Information

We were formed as a Cayman Islands exempted company on September 27, 2019. We were formed to serve as a holding company after consummation of a series of mergers. Prior to the mergers, we owned no material assets and did not operate any business. Our principal executive office is located at 61 Robinson Road Level 6 & 7, #738, Singapore 068893 and our telephone number is +65 6022 2515. You can find more information about our corporate information and the mergers under the heading “Corporate History and Corporate Structure,” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2023, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file (not furnish) with the SEC in the future, together with all of the other information appearing or incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include increasing our working capital, reducing indebtedness as applicable, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our currently effective amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”), and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

Our ordinary shares are listed and traded on The Nasdaq Capital Market under the ticker symbol “BTCT” and are registered under Section 12(b) of the Exchange Act. In addition, our warrants are quoted on The Nasdaq Capital Market under the ticker symbol “BTCTW.” This exhibit contains a description of the rights of the holders of ordinary shares and warrants.

Description of Ordinary Shares

The following is a summary of material provisions of our Memorandum and Articles of Association, as well as the Companies Act (As Amended) of the Cayman Islands (the “Companies Act”) insofar as they relate to the material terms of our ordinary shares.

Type and Class of Securities

Each ordinary share has a par value of US$0.06 each. The number of ordinary shares that have been issued as of the date of this prospectus is 4,145,249. Our ordinary shares may be held in either certificated or uncertificated form.

Preemptive Rights

The ordinary shares are not subject to any pre-emptive or similar rights under the Companies Act or pursuant to the Memorandum and Articles of Association.

Limitations or Qualifications

Each ordinary share entitles the holder thereof to one vote on all matters subject to the vote at general meetings of our company, voting together as one class.

Rights of Other Types of Securities

Not applicable.

Rights of ordinary shares

Ordinary Shares

Our authorized share capital is US$1,500,000 divided into 25,000,000 ordinary shares, par value $0.06 per share. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our Memorandum and Articles of Association provide that dividends may be declared and paid out of funds of our Company lawfully available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

Voting Rights

In respect of all matters subject to a shareholders’ vote, holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each ordinary share shall be entitled to one vote on all matters subject to the vote at our general meetings. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders representing not less than 10% of the total voting rights of all the shareholders present in person or by proxy entitled to vote at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to our Memorandum and Articles of Association to be in effect.

Transfer of Ordinary Shares

The instrument of transfer of any ordinary share shall be in writing and in any usual or common form or in a form prescribed by Nasdaq or such other form approved by our board of directors and be executed by or on behalf of the transferor or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by electronic machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that our board of directors may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so.

Our board of directors may, in its absolute discretion, and without giving any reason therefore, decline to register any transfer of any ordinary share that has not been fully paid up, issued under any share incentive plan for employees upon which a restriction on transfer still subsists, or is subject to a company lien. Our board of directors may also decline to register any transfer of such ordinary share unless:

a)	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof;

b)	the instrument of transfer is in respect of only one class of shares;

c)	the instrument of transfer is lodged at the registered office or such other place at which the our register of members is kept in accordance with the accompanied by any relevant share certificate(s) and/or such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

d)	if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuses to register a transfer, it shall, within three months after the date on which the instrument of transfer was lodged with us, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice requirement of Nasdaq, be suspended and our register of members closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may from time to time determine.

Liquidation

On the winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days in advance. The notice shall name a further day on or before which the payment required by the notice is to be made and where the payment is required to be made to.

If a call remains unpaid after it has become due and payable our board of directors may give to such shareholder a 14 clear days’ notice:

a)	requiring payment of the unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

b)	stating that if such notice is not complied with the shares on which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which such notice has been given any at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of our board of directors to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed by at least a two-thirds majority of the holders of the shares of that class. The necessary quorum shall be one or more persons holding or representing by proxy at least one-third of the voting power of the issued shares of the relevant class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or subsequent to them or the redemption or purchase of any shares of any class by our company.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under our Memorandum and Articles of Association that limit the right of non-resident or foreign owners to hold or vote ordinary shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Ownership Threshold

There are no provisions under the Companies Act or under the Memorandum and Articles of Association that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The Companies Act is modelled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our directors, secretary and other officers for the time being of our company and our liquidator or trustees (if any) for the time being acting in relation to any of the affairs of our company and each of them, and each of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of our company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to our company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to our company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Anti-Takeover Provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favourable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Memorandum and Articles of Association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings or allow our shareholders to requisition a shareholders’ meeting. Our Memorandum and Articles of Association allow our shareholders to requisition shareholders’ meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Under our Memorandum and Articles of Association, directors may be removed by an ordinary resolution of shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	divide the shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by our shareholders, as the board of directors may determine;

●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by the our Memorandum of Association; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the ordinary shares so cancelled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Debt Securities

Not applicable.

Warrants and Rights

As of the date of this prospectus, we had 5,316,025 warrants issued and outstanding, out of which 3,853,376 warrants are quoted on The Nasdaq Capital Market under the ticker symbol “BTCTW.”

Exercise Price and Exercise Price Adjustment

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price.

Currently, each warrant is exercisable to purchase 1/600 ordinary share at an exercise price of $6,900 per share.

Duration of Warrants

The warrants may be exercised any time and from time to time beginning on March 30, 2020 until the earlier of March 30, 2025 or the date on which we elect to redeem all of our warrants.

Exercise of Warrants

The warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised.

Redemption

We may redeem the outstanding warrants in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder, and if, and only if, the reported last sale price of the ordinary shares (or the closing bid price of ordinary shares in the event the ordinary shares are not traded on any specific day) equals or exceeds $495.00 per share, subject to adjustment, for any 20 trading days within a 30 trading day period ending three business days before the redemption notice is sent to the warrant holders. We will not redeem the warrants unless an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Registration of our Ordinary Shares

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares is available, and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder. If we during any period fail to have maintained an effective registration statement covering the our ordinary shares issuable upon exercise of the warrants, the warrant holders shall have the right to exercise such warrants on a “cashless basis.”

Tender Offer to Exercise Warrants

As of November 30, 2020, we had outstanding 12,705,000 warrants to purchase 12,705,000 ordinary shares. On December 7, 2020, we filed a tender offer statement on Schedule TO, as amended (File number: 005-91479) in relation to our offer to the holders of outstanding warrants to purchase 12,705,000 ordinary shares, each with an exercise price of $11.50 per share, the opportunity to exercise the warrants at a temporarily reduced price of $1.40 per ordinary share. The tender offer for warrants terminated on January 5, 2021. Upon completion of the offer to exercise, 4,423,062 warrants had been validly tendered for cash exercise. In addition, 2,629,812 warrants had been validly tendered for cashless exercise, resulting in the issuance of 1,364,512 ordinary shares.

Effective January 6, 2021, we temporarily reduced the exercise price of all outstanding warrants to $2.50 per share, and has added a “full-ratchet” anti-dilution protection with respect to subsequent equity sales in which any person will be entitled to acquire ordinary shares at an effective price per share that is lower than the then exercise price of the warrants, subject to customary exceptions (the “Temporary Reduction Period”). As a result of our offering of 40,000,000 ordinary shares at a price of $1.00 per share, which was on May 25, 2021, the exercise price of the warrants was reduced to $1.00 per warrant. On September 7, 2021, we closed our offering of $60 million of ordinary shares and pre-funded warrants, at a price of $0.30 per share and $0.2999 per pre-funded warrant. As a result of that offering, the exercise price of the warrants was reduced to $0.30 per warrant. The exercise price of the warrants was later adjusted to $9.00 on May 4, 2022, following the effectiveness of our 30-to-1 share consolidation. The Temporary Reduction Period will terminate on the date following which the closing price of the Ordinary Shares has been equal to or greater than $90.00 per share for at least twenty (20) trading days during the preceding thirty (30) trading day period.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our counsel with respect to the laws of the Cayman Islands has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Our counsel has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

Legal Matters

We are being represented by VCL Law LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

Audit Alliance LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Audit Alliance LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents that we may file with the SEC after the date hereof but prior to the effectiveness of this Registration Statement, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 15, 2024;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 14, 2024;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 14, 2024;

●	Our Current Reports on Form 8-K, filed with the SEC on January 19, 2024, March 13, 2024, July 3, 2024, August 19, 2024, September 11, 2024, and November 15, 2024; and

●	The description of our ordinary share contained in our registration statement on Form F-1, filed with the SEC on September 7, 2022, as amended by Amendment No. 1 thereto, filed with the SEC on December 15, 2022.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

BTC Digital Ltd.

61 Robinson Road Level 6 & 7

#738, Singapore 068893

+65 6022 2515

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

BTC DIGITAL LTD.

[●] ORDINARY SHARES

[●] Pre-Funded Warrants to purchase [●] ordinary shares

PROSPECTUS SUPPLEMENT

Aegis Capital Corp.

July 15, 2025